Exhibit 99.1

Chell Smith

2198 Ruby Place

Laguna Beach, CA 92651

April 20, 2008

Win Westfall

Chairman of the Board of Directors

Willdan Group, Inc.

2401 East Katella Avenue

Anaheim, CA 92806

Dear Win,

Please accept this letter as notice of my resignation from the Willdan Board of Directors, effective immediately. I feel this is in the best interest of all parties as I am no longer aligned with the overall governance of the organization.

I wish Willdan good luck as it tackles the challenges ahead.

Sincerely,

/s/ Chell Smith

Chell Smith